Exhibit 5.01
PILLSBURY WINTHROP SHAW PITTMAN LLP
401 Congress Avenue, Suite 1700, Austin, TX 78701

August 14, 2020
Upland Software, Inc.
401 Congress Avenue, Suite 1850
Austin, Texas 78701

Ladies and Gentlemen:
We have acted as counsel for Upland Software, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 4,025,000 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company (including 525,000 Shares issued and sold pursuant to the underwriters’ exercise of their option to purchase additional shares of Common Stock), pursuant to the Registration Statement on Form S-3 (Registration No. 333-243728) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), and related prospectus, dated August 10, 2020, as supplemented by the prospectus supplement dated August 11, 2020 relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”).
We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for the opinions expressed in this letter. On the basis of the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.
The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP